Exhibit 99.1

Mobiquity and Former Employee Resolve Separation Dispute

NEW YORK, NY September 02, 2022 (GLOBE NEWSWIRE) -- Mobiquity Technologies, Inc. (NASDAQ: MOBQ) (the “Company”), announced that, as previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2022, the Company and Don (Trey) Barrett III resolved a dispute regarding the employment separation of Mr. Barrett from the company. Among other things, they agreed that that Mr. Barrett’s employment separation from the company on March 17, 2022 (previously reported in the Company’s Current Report on Form 8-K filed on March 23, 2022) is deemed mutual and not for cause, and the Company will not incur any material early termination penalties.

About Mobiquity Technologies
Mobiquity Technologies, Inc. is a next-generation, Platform-as-a-Service (PaaS) company for data and advertising. The Company maintains one of the largest audience databases available to advertisers and marketers through its data services division. Mobiquity Technologies’ Advangelists subsidiary (www.advangelists.com) provides programmatic advertising technologies and insights on consumer behavior. For more information, please visit: https://mobiquitytechnologies.com

Safe Harbor Statement
This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Mobiquity Technologies, Inc. Investor Relations:

Columbia Marketing Group
Email: john@TheColumbiaMarketingGroup.com
Phone: 646-736-1900